Exhibit 99.1

TransAct Technologies Reports Preliminary Fourth Quarter and Full Year 2024 Financial Results

Sold Over 1,600 Terminals in the Fourth Quarter 2024, Representing an Eight Quarter CAGR of 42%

Highest Quarterly Number of Terminals Sold Since 2020

Quarterly Casino and Gaming Sales Up Both Year-over-Year and Sequentially

Hamden, CT –March 13, 2025 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the fourth quarter and full year ended December 31, 2024.

“Our growing sequential momentum in FST is a clear indicator that the improvements we’ve made in our go-to-market strategy and internal sales motions are now yielding positive results. We believe that this new run rate of terminal sales should be sustainable for the entire year and pick up speed quarter-over-quarter as we layer on new client wins while accelerating the upgrade cycle of existing BOHA! customers,” said John Dillon, Chief Executive Officer of TransAct. “We’re also seeing the predicted stabilization of the casino and gaming market, with quarterly sales up both year-over-year as well as sequentially. We believe that all our major domestic OEM partners in casino and gaming are now back in buying positions after working together to overcome their oversupply positions. We are encouraged by the direction of demand and expect 2025 to be the inflection point at which net losses begin to decrease as overall revenue returns to growth.”

Fourth Quarter 2024 Financial Highlights

•	Net Sales: Net sales for the fourth quarter of 2024 were $10.2 million, down 6% sequentially and down 23% compared to $13.3 million for the fourth quarter of 2023, largely as a result of the unusually high Casino and Gaming sales in the prior, post-pandemic year.

•	FST Recurring Revenue: FST recurring revenue for the fourth quarter of 2024 was $2.7 million, which was down 5% sequentially and 15% compared to $3.2 million for the fourth quarter of 2023. These results were impacted in large part due to the unexpected loss in mid-2024 of one of our large customers, as previously disclosed.

•	Gross Profit: Gross profit for the fourth quarter of 2024 was $4.5 million, resulting in gross margin of 44.2%, compared to gross profit of $6.4 million for the fourth quarter of 2023, which delivered a 48.0% gross margin.

•	Operating loss: Operating loss for the fourth quarter of 2024 was $(1.1) million, compared to an operating loss of $(837) thousand for the third quarter of 2024 and $(522) thousand for the fourth quarter of 2023.

•	Net loss: Net loss for the fourth quarter of 2024 was $(8.0) million, or $(0.79) per diluted share, based on 10.0 million weighted average common shares outstanding. This number includes a $7.3 million non-cash charge to income tax expense to record a full valuation allowance on our deferred tax assets. This compares sequentially to a net loss for the third quarter of 2024 of $(551) thousand, or $(0.06) per diluted share and a net loss for the fourth quarter of 2023 of $(62) thousand, or $(0.01) per diluted share, based on 10.0 million weighted average common shares outstanding.

•	Adjusted net loss: Adjusted net loss for the fourth quarter of 2024 was $(644) thousand, or $(0.06) per diluted share, based on 10.0 million weighted average common shares outstanding. These numbers exclude the effect of a $7.3 million non-cash charge, or $(0.73) per share, to income tax expense to record a full valuation allowance on our deferred tax assets. This compares to an adjusted net loss of $(62) thousand, or $(0.01) per diluted share, in the fourth quarter of 2023.

•	EBITDA: EBITDA was negative $(1.0) million for the fourth quarter of 2024, compared to negative $(533) thousand for the third quarter of 2024 and $338 thousand for the fourth quarter of 2023.

•	Adjusted EBITDA: Adjusted EBITDA was negative $(705) thousand for the fourth quarter of 2024, compared to negative $(204) thousand in the third quarter of 2024, and $587 thousand for the fourth quarter of 2023.

Full Year 2024 Financial Highlights

•	Net Sales: Net sales for the full year 2024 were $43.4 million, down 40% compared to $72.6 million for the full year 2023.

•	FST Recurring Revenue: FST recurring revenue for the full year 2024 was $10.8 million, down 3% compared to $11.1 million for the full year 2023.

•	Gross Profit: Gross profit for the full year 2024 was $21.5 million, resulting in gross margin of 49.5%, compared to gross profit of $38.4 million for the full year 2023, which delivered a 52.9% gross margin.

•	Operating (loss) income: Operating loss for the full year 2024 was $(3.6) million, compared to operating income of $5.7 million for the full year 2023.

•	Net (loss) income: Net loss for the full year 2024 was $(9.9) million, or $(0.99) per diluted share, based on 10.0 million weighted average common shares outstanding. This number includes a $7.3 million charge to income tax expense to record a full valuation allowance on our deferred tax assets, which is a non-cash charge. Net income for the full year 2023 was $4.7 million, or $0.47 per diluted share, based on 10.0 million weighted average common shares outstanding.

•	Adjusted net (loss) income: Adjusted net loss for the full year 2024 was $(2.6) million, or $(0.26) per diluted share, based on 10.0 million weighted average common shares outstanding. These numbers exclude the effect of a $7.3 million non-cash charge, or $(0.73) per share, in income tax expense to record a full valuation allowance on our deferred tax assets. This compares to adjusted net income of $5.9 million, or $0.59 per diluted share, for the full year 2023.

•	EBITDA: EBITDA was negative $(2.7) million for the full year 2024, compared to positive $7.6 million for the full year 2023.

•	Adjusted EBITDA: Adjusted EBITDA was negative $(1.5) million for the full year 2024, compared to positive $10.0 million for the full year 2023.

2025 Financial Outlook

•	Net Sales: The Company expects full year 2025 net sales of between $47 million and $52 million.

•	Adjusted EBITDA: The Company expects full year 2025 adjusted EBITDA to be between $0 (breakeven) and negative $2.0 million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Strategic Business Review

The Company’s previously announced strategic review process remains active. Management and the Company’s Board of Directors are focused on the process.  Collectively, the Company is determined to consider any and all options that increase and / or deliver shareholder value. The Company will provide further updates on this process when it determines that additional disclosure is appropriate or required.

2024 Fourth Quarter and Full Year Conference Call and Webcast

TransAct is hosting a conference call and webcast today, March 13, 2025, beginning at 4:30 p.m. ET to discuss the Company’s preliminary fourth quarter and full year 2024 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13751789. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Company” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net (loss) income and adjusted net (loss) income per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special or discrete items such as (1) the $7.3 million non-cash charge to income tax expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets and (2) the $1.5 million severance charge related to the resignation of the Company’s former CEO in April 2023, that do not reflect the ordinary earnings of the Company’s operations. The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special or discrete items that are not reflective of the normal results of the business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation, and amortization. A reconciliation of EBITDA to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense, (2) the $1.5 million severance charge related to the resignation of the Company’s former CEO in April 2023 and (3) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net (loss) income is defined as net (loss) income adjusted for (1) significant discrete tax events such as the $7.3 million non-cash charge to income tax expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets, (2) the $1.5 million severance charge related to the resignation of the Company’s former CEO in April 2023, and (3) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. A reconciliation of adjusted net (loss) income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net (loss) income per diluted share is defined as adjusted net (loss) income divided by diluted shares outstanding. A reconciliation of adjusted net (loss) income per diluted share to net (loss) income per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.9 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2025 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!™, AccuDate™, Epic Edge®, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months and full year ended December 31, 2024. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months and audit for the full year ended December 31, 2024. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and full year ended December 31, 2024, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release include forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as ”may”, ”will”, ”could”, ”expect”, ”intend”, ”estimate”, “anticipate”, ”believe”, ”project”, ”plan”, ”predict”, ”design” or ”continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; inflation; the Russia-Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives and business growth; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; political and policy uncertainties in connection with the U.S. presidential election and change in administration; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In thousands, except per share data)

Net sales	$10,231	$13,265	$43,384	$72,631
Cost of sales	5,710	6,894	21,902	34,231
Gross profit	4,521	6,371	21,482	38,400

Operating expenses:
Engineering, design and product development	1,572	2,159	6,977	9,942
Selling and marketing	2,035	2,096	8,195	9,934
General and administrative	1,964	2,638	9,936	13,318
	5,571	6,893	25,108	32,694
Operating (loss) income	(1,050)	(522)	(3,626)	5,706

Interest and other income (expense):
Interest, net	31	(48)	147	(255)
Other, net	(132)	474	(89)	452
	(101)	426	58	197

(Loss) income before income taxes	(1,151)	(96)	(3,568)	5,903
Income tax (expense) benefit	(6,806)	34	(6,295)	(1,155)
Net (loss) income	$(7,957)	$(62)	$(9,863)	$4,748

Net (loss) income per common share:
Basic	$(0.79)	$(0.01)	$(0.99)	$0.48
Diluted	$(0.79)	$(0.01)	$(0.99)	$0.47

Shares used in per share calculation:
Basic	10,014	9,958	9,997	9,951
Diluted	10,014	9,958	9,997	10,021

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In thousands)

Food service technology	$4,302	$4,714	$16,101	$16,308
POS automation	411	1,577	3,361	6,922
Casino and gaming	4,759	4,190	20,348	41,192
TransAct Services Group	759	2,784	3,574	8,209
Total net sales	$10,231	$13,265	$43,384	$72,631

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	December 31,	December 31,
	2024	2023
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$14,394	$12,321
Accounts receivable, net	6,507	9,824
Inventories	16,161	17,759
Prepaid income taxes	401	322
Other current assets	899	773
Total current assets	38,362	40,999

Fixed assets, net	1,818	2,421
Right-of-use assets, net	1,141	1,602
Goodwill	2,621	2,621
Deferred tax assets	-	6,304
Intangible assets, net	-	88
Other assets	92	163
	5,672	13,199
Total assets	$44,034	$54,198

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$3,000	$2,250
Accounts payable	4,569	4,431
Accrued liabilities	3,253	4,947
Lease liabilities	955	929
Deferred revenue	1,107	1,079
Total current liabilities	12,884	13,636

Deferred revenue, net of current portion	246	209
Lease liabilities, net of current portion	231	720
Other liabilities	40	219
	517	1,148
Total liabilities	13,401	14,784

Shareholders’ equity:
Common stock	141	140
Additional paid-in capital	58,141	57,055
Retained earnings	4,515	14,378
Accumulated other comprehensive loss, net of tax	(54)	(49)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	30,633	39,414
Total liabilities and shareholders’ equity	$44,034	$54,198

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended December 31, 2024
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$5,571	$-	$5,571
% of net sales	54.5%		54.5%

Operating loss	(1,050)	-	(1,050)
% of net sales	(10.3)%		(10.3)%

Interest and other expense	(101)	-	(101)
Loss before income taxes	(1,151)	-	(1,151)
Income tax (expense) benefit	(6,806)	7,313	507
Net loss	(7,957)	7,313	(644)
Net loss per common share:
Basic	$(0.79)	$0.73	$(0.06)
Diluted	$(0.79)	$0.73	$(0.06)

(1)	Adjustment includes a $7.3 million non-cash charge to income tax expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets.

	Three months ended December 31, 2023
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$6,893	$-	$6,893
% of net sales	52.0%		52.0%

Operating loss	(522)	-	(522)
% of net sales	(3.9)%		(3.9)%

Interest and other income	426	-	426
Loss before income taxes	(96)	-	(96)
Income tax benefit	34	-	34
Net loss	(62)	-	(62)
Net loss per common share:
Basic	$(0.01)	$-	$(0.01)
Diluted	$(0.01)	$-	$(0.01)

(2)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Year ended December 31, 2024
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$25,108	$-	$25,108
% of net sales	57.9%		57.9%

Operating loss	(3,626)	-	(3,626)
% of net sales	(8.4)%		(8.4)%

Interest and other income	58	-	58
Loss before income taxes	(3,568)	-	(3,568)
Income tax (expense) benefit	(6,295)	7,313	1,018
Net loss	(9,863)	7,313	(2,550)
Net loss per common share:
Basic	$(0.99)	$0.73	$(0.26)
Diluted	$(0.99)	$0.73	$(0.26)

(3)	Adjustment includes a $7.3 million non-cash charge to income expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets.

	Year ended December 31, 2023
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$32,694	$(1,461)	$31,233
% of net sales	45.0%		43.0%

Operating income	5,706	1,461	7,167
% of net sales	7.9%		9.9%

Interest and other income	197	-	197
Income before income taxes	5,903	1,461	7,364
Income tax (expense)	(1,155)	(303)	(1,458)
Net income	4,748	1,158	5,906
Net income per common share:
Basic	$0.48	$0.12	$0.60
Diluted	$0.47	$0.12	$0.59

(4)	Adjustment includes a severance charge of $1,461 incurred in April 2023 related to the resignation of the Company’s former Chief Executive Officer and an adjustment of $(303) to income tax expense to reflect the tax impact of the severance charge. We calculated the tax effect of the severance charge by evaluating the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdiction to determine the annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP income tax expense.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
	(In thousands)

Net (loss) income	$(7,957)	$(62)	$(9,863)	$4,748

Interest (income) expense, net	(31)	48	(147)	255
Income tax expense (benefit)	6,806	(34)	6,295	1,155
Depreciation and amortization	193	386	1,037	1,489

EBITDA	(989)	338	(2,678)	7,647

Share-based compensation expense	284	249	1,157	860
Severance charge related to resignation of the Company’s’ former CEO	-	-	-	1,461

Adjusted EBITDA	$(705)	$587	$(1,521)	$9,968